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Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2001-6
CUSIP NO. 80409R109
Distribution Date September 30, 2011
Bank of America National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Begginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate Interest
Due and Unpaid
Total Distribution
$63,370,000.00
$0.00
$63,370,000.00
7.25000% 90/360
$1,148,581.25 $0.00 $1,148,581.25
Additional Information
$1,152,504.18
$0.00
$1,875.00
$2,047.93
Underlying Security Bank of America Cap A 8.07% Preferred Cap Securities
June/December
$58,075,000.00
8.07000%
$0.00
CUSIP Moody's S & P Moody's S & P Date
80409R109 "aa2" A- Ba1 BB+ 26-Sep-11
Underlying Security "aa2" A- Ba1 BB+ 26-Sep-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
To the Holders of:
Original Ratings
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
Current Principal Balance
Annual Coupon Rate (Fixed)
Payment Dates
Interest Payment Received